UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2011

KNOLOGY, INC.

(Exact name of registrant as specified in charter)

Delaware	000-32647	58-2424258
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 O. G. Skinner Drive, West Point, Georgia 31833

(Address of principal executive offices)

Registrant’s telephone number, including area code: (706) 645-8553

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b)

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events.

On August 12, 2011, Knology, Inc. announced that on August 11, 2011, the Board of Directors authorized a repurchase program of the company’s common stock. The authorization sets the total amount available for repurchase under the program at 2,000,000 shares.

Knology shares will be repurchased periodically in open market transactions or privately negotiated transactions at Knology’s discretion, and subject to market conditions and other factors, including black-out periods during which the company and its insiders are prohibited from trading in the company’s common stock. While black-out periods typically occur near the end of a fiscal quarter in anticipation of the public release of quarterly earnings, the company may impose a black-out period at any time without advance public notice. The repurchase program may be suspended or discontinued at any time.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated August 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOLOGY, INC.

	By:	/s/ Chad S. Wachter
Chad S. Wachter
Date: August 12, 2011		General Counsel, Vice President and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated August 12, 2011.